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                                   Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Bassett Furniture Industries, Incorporated
Bassett, Virginia


We consent to incorporation by reference in the Registration Statements (Nos. 33-52405 and 33-52407) on FormES-8 of Bassett Furniture Industries,
Incorporated and subsidiaries of our report dated   December 15, 1995, relating
to the consolidated balance sheets of Bassett Furniture Industries, Incorporated and subsidiaries as of November 30, 1995 and 1994 and the related consolidated statements of income, stockholdersG equity and cash flows for each of the years in the three-year period ended November 30, 1995 which report is incorporated by reference in the November 30, 1995 annual report on the Form 10-K of Bassett Furniture Industries, Incorporated and subsidiaries.

As discussed in notes A and E to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board Statement No. 109, OAccounting for Income Taxes,O and Statement No. 115, OAccounting for Certain Investments in Debt and Equity Securities,O in 1994.




                                                           KPMG Peat Marwick LLP


Greensboro, North Carolina
February 21, 1996